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                                                                    EXHIBIT 3.3







                              CERTIFICATE OF TRUST OF
                         NATIONAL COMMERCE CAPITAL TRUST I


                     THIS Certificate of Trust of National Commerce
              Capital Trust I (the "Trust") dated March 14, 1997, is being duly executed and filed by The Bank of New York (Delaware), as trustee, to form a business trust under
              the Delaware Business Trust Act (12 Del. C   3801 et
              seq.).

                     1. Name.  The name of the business trust formed
              hereby is National Commerce Capital Trust I.

                     2. Delaware Trustee.  The name and business
              address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711.

                     3. Effective Date.  This Certificate of Trust
              shall be effective upon filing with the Secretary of State.

                     IN WITNESS WHEREOF, the undersigned, being the
              trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                          THE BANK OF NEW YORK (DELAWARE),
                                          as trustee



                                          By  /s/Frederick Clark
                                          Name:   Fredrick Clark
                                          Title:  Vice President